Exhibit 99.1

Rivian Automotive, Inc. Prices $1.5 Billion Green Convertible Senior Notes Offering

IRVINE, Calif.—(BUSINESS WIRE)—October 5, 2023—Rivian Automotive, Inc. (Nasdaq: RIVN) (“Rivian”) today announced the pricing of its offering of $1,500,000,000 aggregate principal amount of 3.625% green convertible senior notes due 2030 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on October 10, 2023, subject to customary closing conditions. Rivian also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $225,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Rivian and will accrue interest at a rate of 3.625% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2024. The notes will mature on October 15, 2030, unless earlier repurchased, redeemed or converted. Before July 15, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after July 15, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Rivian will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock (the “common stock”) or a combination of cash and shares of its common stock, at Rivian’s election. The initial conversion rate is 42.9290 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $23.29 per share of common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price of $18.27 per share of Rivian’s common stock on October 5, 2023. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Rivian’s option at any time, and from time to time, on or after October 20, 2027 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Rivian’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture that will govern the notes) occurs, then, subject to limited exceptions, noteholders may require Rivian to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Rivian estimates that the net proceeds from this offering will be approximately $1,486.3 million (or approximately $1,709.3 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Rivian intends to use approximately $93.8 million of cash on hand to fund the cost of the capped call transactions described below that it entered into in connection with the pricing of the notes. Rivian intends to allocate an amount equal to the net proceeds from the offering to finance, refinance, make direct investments in, in whole or in part, one or more new or recently completed (within the 24 months prior to the issue date of the notes), current and/or future eligible projects (such projects, “Eligible Green Projects”), in alignment with the guidelines of the Green Bond Principles, 2021. Eligible Green Projects include expenditures relating to, investments in, financings of and/or acquisitions of one or more of the following: (i) clean transportation, (ii) renewable energy, (iii) circular economy, (iv) energy efficiency and (v) pollution prevention and control. Pending full allocation of an amount equal to the net proceeds from the offering to Eligible Green Projects, Rivian may temporarily invest the remainder of the net proceeds from the offering in cash, cash equivalents, and/or high-quality marketable securities, and will not knowingly invest in operations that result in an overall net increase in greenhouse gas emissions.

In connection with the pricing of the notes, Rivian entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Rivian’s common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Rivian expects to use cash on hand to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be approximately $31.06 per share, which represents a premium of 70% over the last reported sale price of Rivian’s common stock of $18.27 per share on October 5, 2023, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Rivian’s common stock upon any conversion of the notes and/or at Rivian’s election (subject to certain conditions) offset any potential cash payments Rivian is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Rivian’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Rivian’s common stock and/or purchase shares of Rivian’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Rivian’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Rivian’s common stock and/or purchasing or selling Rivian’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the notes, or following our election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or decrease in the market price of Rivian’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Rivian

Rivian exists to create products and services that help our planet transition to carbon neutral energy and transportation. Rivian designs, develops, and manufactures category-defining electric vehicles and accessories and sells them directly to customers in the consumer and commercial markets. Rivian complements its vehicles with a full suite of proprietary, value-added services that address the entire lifecycle of the vehicle and deepen its customer relationships.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Rivian’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Rivian’s business, including those described in periodic reports that Rivian files from time to time with the Securities and Exchange Commission. Rivian may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Rivian does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Contact

ir@rivian.com

Media Contact

Harry Porter

media@rivian.com